UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2025

Wyndham Hotels & Resorts, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38432	82-3356232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Sylvan Way
Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to the Credit Agreement

On October 16, 2025, Wyndham Hotels & Resorts, Inc. (the “Company”) entered into a Sixth Amendment to the Credit Agreement dated May 30, 2018 (the “Amendment”), with Bank of America, N.A., as administrative agent, the several lenders from time to time party thereto, and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All defined terms unless stated otherwise have the meanings set forth in the Credit Agreement.

The Amendment, among other things, extends the maturity of the existing $750 million revolving credit facility from April 2027 to October 2030 and increases the commitments thereunder to $1.0 billion (the “2025 Revolving Credit Facility”). Revolving Credit Loans under the 2025 Revolving Credit Facility will bear interest, at the Borrower’s option, at a rate of (a) Term SOFR plus an applicable margin of 1.75%, subject to reductions to 1.50%, 1.25% and 1.00%, based on the Company’s most recently reported First Lien Leverage Ratio or (b) Base Rate, plus an applicable margin of 0.75%, subject to reductions to 0.50%, 0.25% and 0.00%, based on the Company’s most recently reported First Lien Leverage Ratio. The Amendment also removes the credit spread adjustment previously applicable to Revolving Credit Loans based on Term SOFR.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1
Sixth Amendment, dated as of October 16, 2025, to the Credit Agreement, dated as of May 30, 2018, as amended by the First Amendment, dated as of April 30, 2020, the Second Amendment, dated as of August 10, 2020, the Third Amendment, dated as of April 8, 2022, the Fourth Amendment, dated as of May 25, 2023, and the Fifth Amendment, dated May 24, 2024, with Bank of America, N.A., as administrative agent, the several lenders from time to time party thereto, and the other parties thereto.

Exhibit 104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.

Date: October 20, 2025	By:	/s/ Paul F. Cash
Paul F. Cash
General Counsel and Corporate Secretary